Exhibit 99.1

LiveOne Announces Chief Financial Officer Transition

Los Angeles, CA – December 15, 2021 - LiveOne (Nasdaq: LVO), a global platform for livestream and on-demand audio, video, and podcast/vodcast content in music, comedy, and pop culture, and owner of LiveXLive, PodcastOne, Slacker Radio, React Presents, Gramophone Media, Palm Beach Records and Custom Personalization Solutions, announced today that it will name Aaron Sullivan, Vice President, Corporate Controller, as LiveOne’s Interim Chief Financial Officer to replace Michael Quartieri who is leaving the company effective December 31, 2021 to become Chief Financial Officer of Dave & Buster’s Entertainment, Inc. (Nasdaq: PLAY). Mr. Sullivan shall serve in such interim position while LiveOne proceeds with its search for a full-time successor.

LiveOne’s CEO and Chairman, Robert Ellin, commented, “We would like to thank Mike for his time and contributions to LiveOne and we wish him well with his new professional opportunity.” Mr. Ellin continued, “Aaron has been a crucial member of our accounting and finance team and I believe he will provide continuity in his new role.”

Michael Quartieri commented, “I would like to recognize the team at LiveOne for their hard work and dedication over the past year. I have the utmost confidence in Aaron Sullivan’s abilities to assume the responsibility of the role and continue our path of enhancing LiveOne’s overall finance function.”

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is a global talent-first, interactive music, sports, and entertainment subscription platform delivering premium content and livestreams from the world’s top artists. The Company has streamed over 1,800 artists since January 2020, a library featuring close to 30 million songs, 500 expertly curated radio stations, 235 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, and NFTs business, and has created a valuable connection between brands, fans, and bands. The Company’s other major wholly-owned subsidiaries are LiveXLive, PPVOne, Slacker Radio, React Presents, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, and PodcastOne, which generates more than 2.48 billion downloads per year and 300+ episodes distributed per week across a stable of hundreds of top podcasts. The combination of acquisitions and the expansion of products and franchises have secured LiveOne as a top-rated music, entertainment, and media services company. LiveXLive is available on iOS, Android, Roku, Apple TV, and Amazon Fire, and through OTT, STIRR, Sling, and XUMO, in addition to its app, online website, and social channels. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok, and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “no target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, distribution or transaction, the timing of the closing of such proposed event, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all, or that the closing of any proposed financing, acquisition, spin-out, distribution or transaction will not occur or whether any such event will enhance shareholder value; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid subscribers; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 14, 2021, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 16, 2021, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on October 29, 2021, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

LiveOne IR Contact:

310.601.2505
ir@liveone.com

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